Exhibit 10.13
EXECUTION COPY
INVESTOR RIGHTS AGREEMENT
          THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of June 1, 2007, by and among US Power Generating Company, a Delaware corporation (the “Company”), New Astoria Generating Company Holdings, LLC, a Delaware limited liability company (“New Astoria”), the Persons identified as “New Astoria Members” on Schedule A hereto as of the date of this Agreement (the “New Astoria Members”), the Persons identified as “EBG Investors” on Schedule B hereto as of the date of this Agreement (the “EBG Investors”), and each other Person who becomes a party to this Agreement after the date hereof pursuant to Section 12(e) or 12(f). Certain capitalized terms used herein are defined in Section 11.
          Pursuant to that certain Agreement and Plan of Merger, dated as of February 28, 2007 (as amended, modified, waived and/or supplemented from time to time, the “Merger Agreement”), by and among the Company, EBG Holdings LLC, EBG Merger LLC, Astoria Generating Company Holdings, LLC and Astoria Merger LLC, through certain mergers, EBG Holdings LLC and Astoria Generating Company Holdings, LLC were contributed to the Company and, after giving effect to the transactions contemplated by the Merger Agreement to occur on the Closing Date, (i) New Astoria will own all of the shares of Class B Common outstanding as of the Closing Date and (ii) the EBG Investors will, together with certain other holders of EBG equity securities not party hereto, own all of the shares of Class A Common outstanding as of the Closing Date.
          The parties hereto, intending to be legally bound, hereby agree as follows:
          1. Demand Registrations.
          (a) Requests for Registration. In the event that an underwriting agreement with respect to a registered public offering of Class A Common under the Securities Act of 1933, as amended (the “Securities Act”), in which the aggregate gross proceeds to the Company and/or its stockholders from such offering is greater than or equal to $300,000,000, has not been executed by the Company on or prior to the Trigger Date, the New Astoria Majority Holders or the holders of a majority of the EBG Investor Registrable Securities may request registration of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registration”). At any time after the Company has completed the IPO, the New Astoria Majority Holders or the holders of 25% of the EBG Investor Registrable Securities may request (x) Long-Form Registrations and (y) registration under the Securities Act of all or any portion of their Registrable Securities on Form S-2 or S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration (“Short-Form Registrations”) if available. All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations”. Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 1(d), shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice. For purposes hereof, the term “Trigger Date” shall mean November 30, 2007, as extended by the cumulative number of days during which any Event(s) of Force Majeure were in effect (e.g., if (x) an Event of Force Majeure occurred on September 30, 2007 and lasted for a period of twenty (20) days and (y) an Event of Force Majeure occurred on November 10,

2007 and lasted for a period of ten (10) days, then the “Trigger Date” would automatically be extended by thirty (30) days to December 30, 2007).
          (b) Long-Form Registrations. Each of the New Astoria Majority Holders and the holders of 25% of the EBG Investor Registrable Securities shall be entitled to request three (3) Long-Form Registrations; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $300,000,000 if the registration is the IPO and at least $150,000,000 in all other Long-Form Registrations; provided further that the request of holders of a majority of the EBG Investor Registrable Securities shall be required to request an IPO. Other than in the case of the IPO, which shall be an underwritten registration, the holders of a majority of the Registrable Securities initiating a Long-Form Registration shall determine if such registration will be an underwritten registration. The Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration, whether or not it becomes effective. A registration shall not count as one of the permitted Long-Form Registrations if (i) the requesting holder of Registrable Securities determines in good faith to withdraw (prior to the effective date of the registration statement relating to such request) the proposed registration due to marketing or regulatory reasons, (ii) the registration statement relating to such request is not declared effective within 180 days after the date such registration statement is first filed with the Securities and Exchange Commission (other than solely by reason of the requesting holder having refused to proceed) and such requesting holder withdraws its Registration Request prior to such registration statement being declared effective, (iii) prior to the sale of at least 90% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the requesting holder’s reasonable satisfaction within 30 days after the date of such order, or (iv) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by any of the requesting holders).
          (c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 1(b), each of the New Astoria Majority Holders and the holders of 25% of the EBG Investor Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses. The holders of a majority of the Registrable Securities initiating a Short-Form Registration shall determine if such registration will be an underwritten registration. Notwithstanding anything contained herein to the contrary, Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form, provided however, if any Demand Registration is proposed to be a Short-Form Registration and an underwritten offering, if the managing underwriter shall advise the Company that, in its opinion, it is of material importance to the success of such proposed offering to file a registration statement on Form S-1 (or any successor or similar registration statement) or to include in such registration statement information not required to be included in a Short-Form Registration, then the Company will file a registration statement on Form S-1 (so long as the aggregate offering value of the Registrable Securities requested to be registered in any such Demand Registration is equal to or exceeds $150,000,000) or supplement the Short-Form Registration as reasonably requested by such managing underwriter (it being understood and agreed that any such registration shall not count as a “Long-Form Registration” for purposes of calculating how many “Long-Form Registrations” a holder has initiated pursuant to Section 1(b) hereof). After the Company has become subject to the reporting requirement of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

          (d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least 75% of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering (including the price range acceptable to the holders of a majority of the Registrable Securities initially requesting registration), the Company will include in such registration (i) first, the number of Registrable Securities requested to be included in such registration which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including the acceptable price range), pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder and (ii) second, other securities requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder. Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 5 hereof. Notwithstanding anything in this Section 1(d) to the contrary, in the event that the IPO is a Demand Registration, EBG Investor Registrable Securities shall be included in such Demand Registration prior to the inclusion of any other Registrable Securities until the aggregate gross proceeds (i.e., before underwriters’ discounts or commissions) to the holders of EBG Investor Registrable Securities from sales pursuant to such Demand Registration equal $300,000,000 and thereafter the priority among holders of Registrable Securities in such IPO shall be determined in accordance with this Section 1(d); provided that in the event the IPO is a Demand Registration made on or after a date that is 24 months after the Trigger Date, Registrable Securities shall be included in such Demand Registration in accordance with this Section 1(d) without regard to this sentence.
          (e) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration in the case of a Long-Form Registration and 90 days after the effective date of a previous Demand Registration in the case of a Short-Form Registration. The Company may postpone for up to 60 days (which period may be extended by the Company for an additional 60 days with the consent of the holders of a majority of the Registrable Securities to be included in such Demand Registration, such consent not to be unreasonably withheld) the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s Board determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets or stock (other than in the ordinary course of business) or any merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its Subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder for a maximum of 120 days in any twelve-month period.
          (f) Selection of Underwriters. The IPO Committee will have the right to select the investment banker(s) and manager(s) to administer the IPO. With respect to all other Demand Registrations that are underwritten registrations, the holders of a majority of the Registrable Securities included in any Demand Registration and the Company shall jointly select the investment banker(s) and manager(s) to administer the offering; provided that if such Persons are unable to agree on the investment banker(s) and manager(s) to administer the offering, then each shall select one underwriter from the following list to jointly-bookrun the offering: Bank of America, Bear Stearns, Citibank, Credit Suisse, Deutsche Bank, Goldman Sachs, J.P. Morgan, Lehman Brothers, Merrill Lynch and Morgan Stanley.
          2. Piggyback Registrations.
          (a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities (including any proposed registration of the Company’s securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration, which is governed by Section 1, or (ii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms, but including the IPO), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration (which notice shall be given at least 30 days prior to the date the applicable registration statement is to be filed) and, subject to Sections 2(c), 2(d) and 2(e), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice. Any holder of Registrable Securities that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the 30th day prior to the planned effective date of such Piggyback Registration.
          (b) Piggyback Expenses. Subject to the qualifications set forth in Section 5(b), the Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.
          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering without adversely affecting the marketability of such offering (including the price range acceptable to the Company), the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the amount of such securities owned by each such holder, and (iii) third, the other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the amount of such securities owned by each such holder.
          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than the holders of Registrable Securities (a “Secondary Registration”), and the managing underwriters advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, except to the extent otherwise previously agreed to by holders of a majority of the Registrable Securities, the securities requested to be included therein by the holders requesting such registration, together with the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities and Registrable Securities on the basis of the amount of such securities owned by each such holder, and (ii) second, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the amount of such securities owned by each such holder.

          (e) Special Rule Related to IPO. Notwithstanding Section 2(c) and Section 2(d), the Company shall target the IPO to generate at least $500,000,000 in gross proceeds (or, in the case that the IPO is being effected pursuant to a Demand Registration, such greater or lesser amount as may be requested by the parties requesting such registration). In the event of an IPO that is completed prior to the 24-month anniversary of the Trigger Date, prior to inclusion of any other Registrable Securities in the IPO, the Company shall include the EBG Investor Registrable Securities until the aggregate gross proceeds (i.e., before underwriters’ discounts or commissions) to the holders of EBG Investor Registrable Securities from sales in such IPO equal $300,000,000 and thereafter the priority among holders of Registrable Securities in such IPO shall be determined in accordance with Section 2(c) or Section 2(d); provided that, in the event that the gross proceeds from sales of securities in the IPO that is completed prior to the 24-month anniversary of the Trigger Date are less than $500,000,000, at least 60% of the Common Stock to be included in such IPO shall be EBG Investor Registrable Securities.
          (f) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company (or if the IPO is a Piggyback Registration, the IPO Committee) will have the right to select the investment banker(s) and manager(s) for the offering.
          (g) Obligations of Seller. During such time as any holder of Registrable Securities may be engaged in a distribution of securities pursuant to an underwritten Piggyback Registration, such holder shall distribute such securities only under the registration statement and solely in the manner described in the registration statement.
          (h) Right to Terminate Registration. Without limiting the obligations of the Company under Section 4 hereof, the Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, whether or not any holder of Registrable Securities has elected to include securities in such registration (with it being understood and agreed that a holder of Registrable Securities may withdraw its Registrable Securities from inclusion in such registration prior to the effectiveness thereof without penalty). The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.
          3. Holdback Agreements.
          (a) To the extent not inconsistent with applicable law, during the IPO Holdback Period or any Following Holdback Period (each, as hereinafter defined), each holder of Registrable Securities shall not sell, transfer, make any short sale, loan, grant any option for the purchase, otherwise dispose or enter into any hedging or similar transaction with the same economic effect as a sale (including sales pursuant to Rule 144) (a “Sale Transaction”) of equity securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities, except as part of an underwritten registration, if the IPO Committee (in the case of the IPO) or the Company (in the case of any other registration) agrees with the managing underwriters of such registration that the failure of such holder to be subject to restrictions on a Sale Transaction would adversely affect the marketability of the offering contemplated thereby based on then-prevailing market conditions. For each holder of Registrable Securities for which the IPO Committee or the Company agrees with the managing underwriters that restrictions on a Sale Transaction shall apply, then the restrictions on a Sale Transaction approved by the IPO Committee or the Company, as the case may be, shall survive for such period as the IPO Committee (in the case of the IPO) or the Company (in the case of any other registration) may agree with the managing underwriter (not to exceed (i) in the case of the IPO, the seven days prior to and the 180-day period beginning on the effective date of the IPO and (ii) in the case of each other underwritten Demand Registration and underwritten Piggyback Registration, the seven days prior to and the 90-day period beginning on the effective date of such registration). For each holder of Registrable Securities, the period for which such holder is, with respect to his, her or its Registrable Securities, subject to the restrictions on a Sale Transaction as agreed by the IPO Committee at and around the time of an IPO is referred to herein as the “IPO Holdback Period” and the period for which such holder is, with respect to his, her or its Registrable Securities, subject to the restrictions on a Sale Transaction agreed by the Company at and around the time of any other registration is referred to herein as the “Following Holdback Period.” To the extent that the IPO Committee (in the case of the IPO) does not, after receiving the recommendations of the managing underwriters, unanimously approve the applicability or the non-applicability of the restrictions on a Sale Transaction at or around the time of the IPO to a holder of Registrable Securities in light of market conditions, a third underwriter shall be engaged by the IPO Committee to determine whether such holder shall be subject to restrictions on a Sale Transaction at and around the time of an IPO and for what period and such third underwriters determination shall be binding on and accepted by the IPO Committee. Each holder of Registrable Securities for which the IPO Committee (in the case of an IPO) or the Company (in the case of any other registration) determines that restrictions on a Sale Transaction should apply shall by, its execution hereof, be deemed to have agreed to such restrictions and, when requested by the IPO Committee or the Company, shall execute a lock-up or similar agreement in favor of the Company and the managing underwriters consistent with such determination (but not to exceed the periods specified in this Section 3(a)) and, if such holder does not execute such an agreement, such holder of Registrable Securities shall not be entitled to participate in such registration. If (i) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of the IPO Holdback Period or any Following Holdback Period (as applicable) or (ii) prior to the expiration of the IPO Holdback Period or any Following Holdback Period (as applicable), the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), the IPO Holdback Period or the Following Holdback Period (as applicable) shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be (such period referred to herein as the “Holdback Extension”). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of such period, including any period of Holdback Extension.
          (b) Notwithstanding anything herein to the contrary, the restrictions in Section 3(a) shall not apply in the case of any holder of Registrable Securities, to the extent that such holder provides to the Company an opinion of nationally recognized outside counsel to the effect that such holder is prohibited by applicable law or exercise of fiduciary duties from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or investment advisor. Without limiting the scope of the term “fiduciary,” a holder shall be deemed to be acting as a fiduciary or an investment advisor if its actions or the Registrable Securities proposed to be sold are subject to the Employee Retirement Income Security Act of 1974, as amended, or the Investment Company Act of 1940, as amended, or if such Registrable Securities are held in a separate account under applicable insurance law or regulation.
          (c) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during such period of time (not to exceed 180 days in connection with the IPO or 90 days in all other cases (except in each case as extended during the period of any Holdback Extension)), as may be determined by the underwriters managing such underwritten registration, following the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree in writing, and (ii) shall use reasonable best efforts to cause (x) each holder of at least 5% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, and (y) each holder of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock who is also an management employee of the Company and/or any of its

Subsidiaries, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (as extended by any Holdback Extension), except as part of such underwritten registration, if otherwise permitted, unless the underwriters managing the registered public offering otherwise agree in writing.
          4. Registration Procedures. It is agreed by the parties that the IPO Committee is being formed so that the Company may implement an IPO as promptly as reasonably practicable (determined after giving effect to and subject to compliance with the requirements of the Securities and Exchange Commission with respect to financial statements for such offering and the timing required to prepare the same) and the Company agrees to use reasonable best efforts to cause such IPO to occur as soon as reasonably practicable (giving effect to the matters referred to in the immediately foregoing parenthetical). Therefore, in connection with any Demand Registration or Piggyback Registration that is to include Registrable Securities, including the IPO, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as promptly as practicable:
          (a) in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file as promptly as reasonably practicable with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses, make all required filings with the applicable stock exchange to be made by the Company, and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed), and include in any Long-Form Registration or Short-Form Registration such additional information reasonably requested by a majority of the Registrable Securities registered under the applicable registration statement, or the underwriters, if any, for marketing purposes, whether or not required by applicable securities laws, but only to the extent such information does not contravene applicable securities laws or include information not readily in the possession of the Company. Unless the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement earlier informs the Company that it has no objections to the filing of such registration statement, amendment or supplement, the Company will not file such registration statement, amendment or supplement prior to the date that is three business days from the date that such counsel received such document (it being understood and agreed, however, that the Company will not have any liability to any holder of Registrable Securities hereunder or otherwise as a result any failure to file any such registration statement, amendment or supplement during any such three business day period). The Company will not file any registration statement or amendment or post-effective amendment or supplement to such registration statement to which such counsel will have reasonably objected in writing on the grounds that (and explaining why) such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder (it being understood and agreed, however, that the Company will not have any liability to any holder of Registrable Securities hereunder or otherwise as a result of any failure to file any such registration statement, amendment or supplement for such reason);
          (b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, however, that at any time, and without duplicating any other delay or suspension period under this Agreement, upon written notice to the participating holders of Registrable Securities and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the holders of Registrable Securities hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company or any of its Subsidiaries, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). During any such Suspension Period, and as may be extended hereunder, the Company shall use its reasonable best efforts to correct or update any disclosure causing the Company to provide notice of the Suspension Period and to file and cause to become effective or terminate the suspension of use or effectiveness, as the case may be, of the subject registration statement. In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all holders of Registrable Securities registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their reasonable best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice;
          (c) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
          (d) use its reasonable best efforts to register or qualify the securities to be sold (including Registrable Securities) under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of such securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);
          (e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or method of disposition thereof;
          (f) notify each seller of such Registrable Securities, (i) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for any of such purposes, and (iv) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
          (g) prepare and file promptly with the Securities and Exchange Commission, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case any of such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use its reasonable best efforts to prepare and furnish promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;
          (h) cause all such securities to be sold (including Registrable Securities) to be listed on each securities exchange on which similar securities issued by the Company are then listed (with it being understood that the IPO Committee shall have the sole and exclusive right to determine which exchange the Company will be listed in connection with the IPO);
          (i) provide a transfer agent and registrar for all securities to be sold (including Registrable Securities) not later than the effective date of such registration statement;
          (j) in the event that the registration is a Demand Registration or, to the extent requested by a third party, a Piggyback Registration, enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, reasonable participation by the Company in “road shows” and investor presentations and marketing events for such registration(s), provided that the Company shall only be required to effect a stock split or a combination of shares in connection with the IPO;
          (k) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company for use in such offering, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement for use in such offering;
          (l) take all reasonable actions to ensure that any Free-Writing Prospectus complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          (m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (n) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, and in the event of the issuance of any such stop order or other such order the Company shall advise such holders of Registrable Securities of such stop order or other such order promptly after it shall receive notice or obtain knowledge thereof and shall use its reasonable best efforts promptly to obtain the withdrawal of such order;
          (o) use its reasonable best efforts to obtain one or more comfort letters, signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold in such offering reasonably request;
          (p) use its reasonable best efforts to obtain a legal opinion of the Company’s outside counsel with respect to the registration statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and
          (q) request that its accountants and attorneys address the comfort letters and legal opinions, respectively, referenced in clause (o) and (p) respectively to the holders of Registrable Securities.
If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company. The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing
          5. Registration Expenses.
          (a) Subject to Section 5(b), all expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and fees and disbursements of all independent certified public accountants, underwriters (including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the National Association of Securities Dealers, Inc.) (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, except as otherwise expressly provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system).
          (b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of (i) one counsel (in addition to local counsel) chosen by the holders of 75% of the Registrable Securities included in such registration and (ii) each additional counsel retained by any holder of Registrable Securities, but in the case of this clause (ii) only to the extent such fees and disbursements were incurred for the purpose of rendering a legal opinion on behalf of such holder in connection with any underwritten Demand Registration or Piggyback Registration. Otherwise, all fees and expenses of such counsel shall be borne by the holder or holders of Registrable Securities for whom such services were rendered.
          (c) To the extent Registration Expenses are not required to be paid by the Company or, in accordance with the last sentence of Section 5(b), borne by a particular holder of Registrable Securities, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered. All underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder pursuant to any particular registration and any other Registration Expenses required by law to be paid by selling holders in connection therewith shall be borne by all selling holders of securities included in such registration in proportion to the aggregate selling price of the Registrable Securities included in such registration by such selling holders.
          6. Indemnification.
          (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities and each such holder’s Related Persons against and for all losses, claims, actions, damages, liabilities and expenses, joint or several, suffered by any such holder of Registrable Securities or such holder’s Related Persons and arising out of or caused by any of the following statements, omissions or violations (each a “Violation”): (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus of the Company or any amendment thereof or supplement thereto or any document incorporated by reference therein, or in any other such disclosure document of the Company (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report of the Company furnished by or on behalf of the Company in connection with any registration hereunder, except to the extent that the Violation is a result of information supplied to the Company by such holder of Registrable Securities and/or any of such holder’s Related Persons (excluding the Company and its Subsidiaries) for inclusion therein, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the Violation is a result of information supplied to the Company by such holder of Registrable Securities and/or any of such holder’s Related Persons (excluding the Company and its Subsidiaries) for inclusion therein, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. The Company shall pay to each holder of Registrable Securities and such holder’s Related Persons, as incurred, any legal and any other expenses reasonably incurred by such Person in connection with investigating, preparing, defending or settling any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of holders of Registrable Securities and their Related Persons.
          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder for inclusion therein; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.
          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder except to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
          (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration (less the aggregate amount of any damages which such seller has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of Registrable Securities pursuant to such registration). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
          (e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
          (f) No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
          7. Participation in Underwritten Registrations.
          (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) enters into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting, (ii) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder of Registrable Securities has requested the Company to include in any registration) and (iii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that in no event shall any holder of Registrable Securities be required to indemnify any underwriter or other Person in any manner other than that which is specifically set forth in Section 6(b) with respect to its indemnification obligations to the Company and other holders of Registrable Securities; provided, further, that if any holder disapproves of the terms of the underwriting, such holder may elect to withdraw therefrom (and not participate in such underwritten registration) upon written notice to the Company and the managing underwriter(s) in accordance with the terms hereof. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 3 or that are necessary to give further effect thereto.
          (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 4(f). In the event the Company shall give any such notice, the applicable time period mentioned in Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7(b) to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(f).
          8. Rule 144 and Rule 144A Reporting. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission that may permit the sale of Registrable Securities to the public without registration, the Company agrees at all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act to use its reasonable best efforts to: (a) make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 and Rule 144A under the Securities Act; (b) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and (c) so long as a holder owns any Registrable Securities, furnish to the holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and Rule 144A, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a holder may reasonably request (to the extent available) in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a holder to sell any such securities without registration. At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the request of a transferor of Registrable Securities that is transferring or selling, offering to Transfer or accepting a bona fide offer to Transfer all or any amount of its Registrable Securities in compliance with any restrictions imposed by applicable law, this Agreement and the Company’s Certificate of Incorporation and Bylaws, the Company shall promptly furnish or cause to be furnished Rule 144A Information to such transferor, or a proposed transferee designated by such transferor, to permit compliance (but only to the extent thereof) by such Transferor with Rule 144A under the Securities Act in connection with such Transfer, offer to Transfer or acceptance of a bona fide offer to Transfer such Registrable Securities. Notwithstanding the foregoing, the Company’s obligations under this Section 8 as it applies to public information requirements under Rule 144 shall only be enforceable against the Company at such times as it is then required to file reports and documents pursuant to the Exchange Act.
          9. Other Rights.
          (a) Tag-Along Rights.
               (i) Subject to Section 9(a)(v), at least 30 days prior to any proposed Transfer of any Common Stock by New Astoria or an Affiliate thereof (other than an Exempt Transfer), such Person proposing to make such Transfer (the “Transferring Equityholder”) shall deliver a written notice (the “Sale Notice”) to the Company and to the holders of the EBG Investor Registrable Securities at the most current record addresses for such holders on the Company’s books and records, specifying in reasonable detail the identity of the prospective Transferee(s), the number of shares of Common Stock to be Transferred, the price per share to be paid for such Common Stock in such Transfer and the other terms and conditions of the Transfer. The holders of the EBG Investor Registrable Securities may elect to participate in the contemplated Transfer, and sell Common Stock on the terms set forth herein, by delivering written notice to the Transferring Equityholder within 20 days after delivery of the Sale Notice.
               (ii) At the election of a holder of EBG Investor Registrable Securities, such holder shall have the right to participate in the proposed Transfer by transferring to the proposed Transferee(s) up to that number of shares of Common Stock owned by such holder which is equal to such holder’s Applicable Percentage (as hereinafter defined) (or, if such holder shall elect, any lesser percentage) of the Common Stock to be purchased by the prospective Transferee(s), at the same price per security and on substantially the same terms and conditions as are applicable to the proposed Transfer by the Transferring Equityholder (and, if and to the extent such holder shall exercise such right, then the number of shares of Common Stock to be sold by the Transferring Equityholder in such transaction shall be correspondingly reduced). If holders of EBG Investor Registrable Securities have not elected to participate in the contemplated Transfer (through notice to such effect or expiration of the 20-day period after delivery of the Sale Notice), then the Transferring Equityholder may Transfer the Common Stock specified in the Sale Notice at a price and on terms not materially more favorable to the Transferring Equityholder than specified in the Sale Notice during the 90-day period immediately following the date of the delivery of the Sale Notice. Any Transferring Equityholder’s Common Stock not Transferred within such 90-day period shall be subject to the provisions of this Section 9(a) upon subsequent Transfer. As used herein, the term “Applicable Percentage” as applied to any holder on any date means a fraction (expressed as a percentage), the numerator of which is the aggregate number of shares of Common Stock owned by such holder on such date and the denominator of which is the total number of shares of Common Stock issued and outstanding on such date.
               (iii) Each Transferring Equityholder shall use reasonable best efforts to obtain the agreement of the prospective Transferee(s) to the participation of the holders of the EBG Investor Registrable Securities in any contemplated Transfer for which such holders have elected to participate, and no Transferring Equityholder shall Transfer any of its Common Stock to any prospective Transferee unless concurrently with such Transfer, the prospective Transferee(s) purchase from such participating holders of EBG Investor Registrable Securities the shares of Common Stock which such holders are entitled to sell to such prospective transferee(s) pursuant to this Section 9(a)(ii). To the extent the holders of EBG Investor Registrable Securities have elected to participate in any contemplated Transfer and the holders of EBG Investor Registrable Securities participate in such Transfer, directly or indirectly, each such holder shall bear its pro rata portion (based on the number of shares of Common Stock transferred by it in such Transfer relative to the total number of shares of Common Stock transferred in such Transfer) of the expenses incurred in connection with such Transfer and shall be obligated to join (based on such holder’s Applicable Percentage) in any indemnification or other obligations that the Transferring Equityholder agrees to provide in connection with such Transfer. As a condition to any holder of EBG Investor Registrable Securities’ participation in such Transfer, the Transferring Equityholder may require an acknowledgment and release, in form and substance reasonably satisfactory to the Transferring Equityholder, from such holder that such holder is making its own investment decision to participate in such Transfer, without reliance, representation or warranty on or of the Transferring Equityholder or any its Affiliates.
          (iv) In no event shall New Astoria be required to offer participation in any sale of Registrable Securities pursuant to this Section 9(a) to any holder that is not an “accredited investor” within the meaning of applicable securities law or if such holder’s participation would make the Transfer contemplated to be completed materially more burdensome from a regulatory compliance perspective for the remaining holders of Registrable Securities participating in such Transfer.
          (v) Until the provisions of this Section 9(a) terminate, New Astoria shall not Transfer any shares of Common Stock other than pursuant to (I) an Exempt Transfer or (II) subject to compliance with the tag-along rights provided for in the foregoing clauses of this Section 9(a), Transfers by New Astoria of up to 30% (less the aggregate percentage of the membership interests in New Astoria theretofore transferred by all Initial New Astoria Institutional Members pursuant to clause (X) of the immediately succeeding sentence) in the aggregate (excluding any Transfers permitted under clause (I) hereof) of the Common Stock owned by New Astoria. New Astoria, each of the Initial New Astoria Institutional Members and each of the Initial New Astoria Management Members agree that, until the provisions of this Section 9(a) terminate, no New Astoria Member shall Transfer any of its membership interests in New Astoria other than (X) Transfers by any Initial New Astoria Institutional Member of up to 30% (less the aggregate percentage of the Common Stock owned by New Astoria theretofore transferred by New Astoria pursuant to clause (II) of the immediately preceding sentence) in the aggregate (excluding any Transfers permitted under clause (Y) hereof) of the membership interests in New Astoria owned by such Initial New Astoria Institutional Member, and its permitted transferees, or (Y) pursuant to an Exempt Astoria Transfer. New Astoria and each of the New Astoria Members further agree that, until the provisions of this Section 9(a) terminate, New Astoria shall not issue new equity interests to a member and use the proceeds to redeem membership interests of New Astoria or make a distribution with the proceeds thereof if a principal purpose thereof was to avoid the provisions of this Section 9(a)(v).
          (vi) The rights and obligations of the respective parties to this Section 9(a) shall terminate upon the initial closing of the IPO.
          (b) Approved Sale; Drag Along Obligations.
          (i) If the Board approves a Sale of the Company (an “Approved Sale”), each holder of Stockholder Shares shall vote for, consent to and raise no objections against, and not otherwise impede or delay, such Approved Sale, regardless of the consideration being paid in such Approved Sale, provided that such consideration complies with the requirements of this Section 9(b). In furtherance of the foregoing, if the Approved Sale is structured as (i) a merger or consolidation, each holder of Stockholder Shares shall vote such holder’s Stockholder Shares to approve such merger or consolidation, whether by written consent or at a stockholders meeting, and waive all dissenters rights, appraisal rights and similar rights (if any) in connection with such merger or consolidation, (ii) a sale of stock, each holder of Stockholder Shares shall agree to sell, and shall sell, all of such holder’s Stockholder Shares and rights to acquire Stockholder Shares (or, if such Sale of the Company is structured as a sale of less than all of the stock of the Company, a pro rata share of such holder’s Stockholder Shares and rights to acquire Stockholder Shares, based upon the portion of the stock of the Company being sold) on the terms and conditions approved by the Board, as applicable, or (iii) a sale of assets, each holder of Stockholder Shares shall vote such holder’s Stockholder Shares to approve such sale and any subsequent liquidation of the Company or other distribution of the proceeds therefrom, whether by written consent or at a stockholders meeting, and waive all dissenters rights, appraisal rights and similar rights (if any) in connection with such sale of assets.
          (ii) In furtherance of its obligations under Section 9(b)(i) above, (i) each holder of Stockholder Shares will take all necessary or desirable actions reasonably requested by the Board in connection with the consummation of the Approved Sale and (ii) each holder of Stockholder Shares will make the same indemnities and agreements as each other holder, including without limitation, voting to approve such transaction and executing all documents reasonably requested by the Board to be executed by such holder, including the applicable purchase agreement, stockholders agreement and/or indemnification and/or contribution agreement. Each holder of Stockholder Shares shall be obligated to make affirmative representations and warranties only as to such holder’s title to and ownership of Stockholder Shares (free and clear of all liens), authorization, execution and delivery of relevant documents by such holder, enforceability of relevant agreements against such holder and other matters relating to such holder, to enter into covenants in respect of a Transfer of such holder’s Stockholder Shares (or portion thereof) in connection with such Approved Sale (including, without limitation, the delivery of certificates, stock powers and other instruments of transfer) and to enter into indemnification obligations (which shall be on a several basis) with respect to the foregoing, in each case to the extent that the New Astoria Majority Holders are similarly obligated; provided that no holder shall be obligated to enter into indemnification obligations with respect to any of the foregoing to the extent relating to any other holder of Stockholder Shares or such other holder’s Stockholder Shares, and in no event shall any holder of Stockholder Shares be liable in respect of any indemnity obligations pursuant to any Approved Sale in an aggregate amount in excess of the net total consideration payable to such holder in such Approved Sale. Each holder of Stockholder Shares shall enter into any indemnification or contribution agreement requested by the Board to ensure compliance with this Section 9(b)(ii) and the provisions of this Section 9(b) shall be deemed complied with if the requirement for several liability is addressed through such agreement, even if the purchase and sale agreement or merger agreement related to the Approved Sale provides for joint and several liability. Notwithstanding anything herein to the contrary, this Section 9(b)(ii) shall also be deemed complied with if a portion of the consideration otherwise payable in an Approved Sale is withheld through an escrow which provides for indemnification, in whole or in part, through such escrow.
          (iii) The obligations of the holders of Stockholder Shares with respect to an Approved Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Stockholder Shares shall receive in exchange for the Stockholder Shares held by such holder the same amount of the aggregate consideration that such holder of Stockholder Shares would have received, if such aggregate consideration had been distributed by the Company in complete liquidation pursuant to the rights and preferences in the Company’s Certificate of Incorporation in effect immediately prior to the Approved Sale (as reduced in the case of holders of rights to acquire any class of Stockholder Shares by the applicable purchase price or exercise price per share thereof, if any); provided, however, in the event that some or all of the consideration to be received by the holders of Stockholder Shares in an Approved Sale is not cash, such consideration shall be deemed to have the fair market value determined by the Board (whose determination shall, absent bad faith or manifest error, be final and binding and not subject to any challenge whatsoever) and the portion of aggregate consideration delivered hereunder shall be treated as if such non-cash consideration were cash in an amount equal to such fair market value; (ii) if any holders of Stockholder Shares are given an option as to the form and amount of consideration to be received, each holder of the same type and class of Stockholder Shares shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire shares of a class of Stockholder Shares shall be given the opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of such class of Stockholder Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of such class of Stockholder Shares received by the holders of such class of Stockholder Shares in connection with the Approved Sale less the applicable purchase price or exercise price (if any) per share of such class of Stockholder Shares by (2) the number of Stockholder Shares represented by such rights.
          (iv) If the Company enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) promulgated by the Securities and Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the other holders of Stockholder Shares, if required under the Securities Act, will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) designated by the Board. If any such holder so appoints a purchaser representative, the Company shall pay the fees of such purchaser representative. However, if any such holder declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative, and such holder shall be responsible for the fees of the purchaser representative so appointed.
          (v) Holders of Stockholder Shares will bear their pro rata share (as if such expenses reduced the aggregate proceeds available for distribution in such Approved Sale) of the costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are approved by the Board and incurred for the benefit of all holders of Stockholder Shares and are not otherwise paid by the Company or the acquiring party, provided, however, that no holder of Stockholder Shares shall be obliged to make any out-of-pocket expenditures prior to the consummation of the Approved Sale.
          (vi) The rights and obligations of the parties under this Section 9(b) shall terminate upon the initial closing of the Company’s IPO.
          (c) Approval of Certain Activities.
          (i) Prior to the completion of the initial closing of the IPO, subject to Section 9(c)(ii), to the extent applicable, the Company shall not take, or permit any Subsidiary or any officer, employee or agent of the Company or any of its Subsidiaries to take (on behalf of the Company or any of its Subsidiaries), any of the following actions without the approval of at least a majority of the voting power of the members of the entire Board:
(A)	the approval of each proposed annual budget for the Company and its Subsidiaries and any amendments thereto;

(B)	the approval of any category of expenditure of the Company or any Subsidiary in excess of the greater of (1) $5,000,000 in excess of the budget approved by the Company’s Board and (2) 25% greater than the amount approved by the Company;

(C)	the retention or dismissal of outside auditors and/or accountants for the Company and/or any Subsidiary;

(D)	the commencement of any litigation, arbitration or mediation proceeding against another Person (or series of related proceedings of these types) by the Company or any Subsidiary or settlement of any legal claims (whether in litigation, arbitration or mediation) against or by the Company or any Subsidiary, in each case with respect to an amount in excess of $25,000,000;

(E)	the establishment or amendment of material accounting policies of the Company or any Subsidiary, including the Company’s fiscal year;

(F)	approval of the consolidated annual audited financial statements of the Company and its Subsidiaries and approval of all tax returns of the Company and any Subsidiary;

(G)	any tax election or entry into any agreement in respect of taxes, including the settlement of any tax controversy, or similar action relating to the filing of any tax return or the payment of any tax;

(H)	making ministerial amendments, alterations, repeals or other immaterial modifications to this Agreement, including for the purpose of effecting any action or transaction approved in accordance with the terms and provisions of Section 9(b);

(I)	the decision to announce the abandoning of, abandon, or commence actions to abandon any project operated by the Company or any of its Subsidiaries as of the date of this Agreement or substantially cease operation of such project for a period of more than ninety (90) consecutive days for any reason (other than maintenance or dispatch of such project or an event of force majeure);

(J)	the engagement by the Company or any Subsidiary in any line of business other than the direct or indirect ownership of the projects of the Company and its Subsidiaries as of the date hereof and lines of business in which those entities are currently engaged;

(K)	any incurrence of indebtedness by the Company or any of its Subsidiaries, any guarantee made by the Company or any of its Subsidiaries or any contingent liability of the Company or any of its Subsidiaries in excess of $25,000,000 (other than pursuant to debt financing and credit arrangements (1) outstanding as of the Closing Date or (2) that have otherwise been approved by the Company’s Board);

(L)	(1) except with respect to forward trades that are consistent with the then current risk management policy of the Company and are otherwise permitted under credit facilities to which the Company and its Subsidiaries are party, entering into any agreement, contract, commitment, undertaking or expenditure involving, in each case (without duplication), any amount in-excess of $25,000,000, or any amendment, modification or extension of or suspension of performance under any such agreement, contract, commitment, undertaking or expenditure, unless such amendment, modification, extension or suspension would not materially alter the financial obligations of the Company or any Subsidiary with respect to such agreement, contract, commitment, undertaking or expenditure, or (2) except and to the extent relating to an expenditure authorized in the Company’s annual budget, any action or inaction that might cause the material breach or termination of any such agreement, contract, commitment, undertaking or expenditure to which the Company or any Subsidiary is a party;

(M)	any acquisition by the Company or any Subsidiary of an equity ownership interest in any Person or the acquisition of a substantial portion of the assets or business of any Person or any division or line of business thereof;

(N)	the approval by the Company, for itself or with respect to, any Subsidiary of any action by a Subsidiary as to which approval of the Company, in its capacity as stockholder, member or partner of such Subsidiary, is required or requested pursuant to the organizational documents of such Subsidiary; and

(O)	the entry into any contract or binding commitment or arrangement (other than customary confidentiality obligations) to take any of the foregoing actions.
           (ii) Prior to the completion of the initial closing of the IPO, the Company shall not take, or permit any Subsidiary or any officer, employee or agent of the Company or any of its Subsidiaries to take (on behalf of the Company or any of its Subsidiaries), any of the following actions without the approval of at least 75% of the voting power of the members of the entire Board or, in the event such action is being taken in connection with the IPO, the IPO Committee:
(A)	settlement of any litigation against the Company or any Subsidiary of the Company, with respect to an amount in excess of $50,000,000, or settlement of any litigation claiming injunctive relief against the Company or any Subsidiary that materially impairs the operations of the Company and its Subsidiaries or which involves criminal liability of the Company or any Subsidiary;

(B)	any agreements or transactions between the Company or any Subsidiary, on the one part, and MDCP IV, New Astoria or any Affiliate of either, on the other part; provided, however, that no such approval shall be required in respect of transactions among any of the Company and any of its wholly-owned Subsidiaries, any transactions approved or entered into on or prior to the date hereof and disclosed on Schedule 3.18 of the Astoria Disclosure Letter pursuant to the Merger Agreement and/or any rights or obligations under, or transactions or agreements expressly contemplated by, this Agreement, the Company’s Certificate of Incorporation or the Company’s Bylaws;

(C)	any declaration or payment of any dividend or other distribution in respect of, or any repurchase or redemption of, the Company’s capital stock, except (1) as expressly contemplated by the Company’s Certificate of Incorporation, as amended from time to time, and (2) repurchases from management upon termination of employment and reallocations of such repurchased equity to other members of management;

(D)	any tax election or entry into any agreement in respect of taxes where such tax election or agreement in respect of taxes would reasonably be expected to adversely affect the EBG Investors, including the settlement of any tax controversy with respect thereto;

(E)	(1) any amendment of, or grant of any waiver or consent under, on the part of the Company or any of its Subsidiaries, this Agreement or the Merger Agreement, or (2) any amendment of the certificate of incorporation or bylaws of the Company;

(F)	any borrowing, refinancing or incurrence of indebtedness for borrowed money and any capital lease of the Company or any Subsidiary or any guarantee thereof, except (1) any indebtedness for borrowed money, capital leases and guarantees of the Company or any of its Subsidiaries outstanding as of the Closing Date (and borrowings from time to time after the Closing Date under, and any guarantee or additional incurrence of indebtedness permitted from time to time under, any debt financing or credit agreements of the Company and/or any of its Subsidiaries in effect as of the Closing Date or entered into in connection with any refinancing permitted under clause (2)), and (2) any indebtedness for borrowed money or capital leases or any guarantees thereof incurred by the Company or its Subsidiaries in connection with the refinancing of any indebtedness referred to in clause (1), in aggregate principal amount or with aggregate facility size not to exceed 120% of the indebtedness being refinanced;

(G)	(1) approval of a budget that differs significantly from the combined 2007 operating budgets of EBG and its Subsidiaries, on the one hand, and Astoria and its Subsidiaries, on the other hand (other than for such changes as management of the Company deems necessary and reasonable for the operation of the Company and its Subsidiaries and other than in connection with the financing of development projects of the Company and its Subsidiaries in the New York City or Boston metropolitan areas), (2) any expenditure or commitment by the Company and/or any of its Subsidiaries that exceeds the amount allocated therefor in the annual budget of the Company and its Subsidiaries by more than the greater of (x) $1,000,000 and (y) 120% of the amount allocated therefor in such budget, or (3) any expenditure or commitment in excess of $75,000,000 for which the Company and its Subsidiaries did not allocate funds in their annual budget;
(H)	(1) any acquisition in excess of $75,000,000 by the Company or any Subsidiary of an equity interest in, or a substantial portion of the assets, properties or business of, any Person or (2) any disposition in excess of $75,000,000 of assets of the Company or any Subsidiary (which shall be deemed to include equity securities of a Subsidiary), including a Sale of the Company, except, in the case of clauses (1) and (2), any acquisition or disposition of assets by the Company or any of its Subsidiaries in the ordinary course of business;

(I)	the commencement of any voluntary filing with respect to the Company or any Subsidiary under state or federal bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws for the relief of debtors;

(J)	any change or removal of the chief executive officer or chief financial officer of the Company;

(K)	any authorization, issuance or sale of any equity interests in the Company or any of its Subsidiaries (other than to the Company or any such Subsidiary) or of any securities or instruments convertible into or exchangeable for any such equity interests, in each case (1) if on or prior to November 30, 2009, involving an aggregate amount in excess of $25,000,000 and (2) if after November 30, 2009, involving an aggregate amount in excess of $45,000,000, or any other change in the equity capital structure of the Company (including any reorganization, reclassification, reconstruction, consolidation or subdivision of equity interests of the Company or its Subsidiaries) (other than (w) as necessary to facilitate the IPO and approved by the IPO Committee, (x) in accordance with the terms of the Merger Agreement, (y) any authorization, issuance or sale of $100,000,000 or less of such equity interests (or any securities or instruments convertible into or exchangeable for any such equity interests) in connection with the financing of development projects of the Company and its Subsidiaries in the New York City or Boston metropolitan areas, and (z) any authorization, issuance or sale of equity securities of the Company (or any securities or instruments convertible into or exchangeable for any such equity interests) to employees of the Company and/or any of its Subsidiaries pursuant to any management equity plan approved by a majority of the voting power of the members of the entire Board), provided that in no event shall such authorizations, issuances or sales pursuant to this subclause (K) involve in the aggregate in excess of 10% of the Company’s Class A Common (calculated on a fully-diluted basis);

(L)	the retention or dismissal of outside auditors and/or accountants for the Company and/or any Subsidiary (other than Ernst & Young, PriceWaterhouseCoopers, Deloitte & Touche and KPMG);

(M)	establishment or change in any fiscal year of the Company and/or any of its Subsidiaries other than a calendar year end;

(N)	the decision to announce the abandoning of, abandon, or commence actions to abandon any Significant Project operated by the Company or any of its Subsidiaries as of the date of this Agreement or substantially cease operation of such project for a period of more than ninety (90) consecutive days for any reason (other than maintenance or dispatch of such project or an event of force majeure); for purposes hereof, “Significant Project” means the Company’s Fore River, Mystic 7, Mystic 8, Mystic 9, Astoria Units 3, 4 or 5, Gowanus plant or Narrows plant; and

(O)	the entry into any contract or binding commitment or arrangement (other than customary confidentiality obligations) to take any of the foregoing actions.
In no event shall the Company be able to avoid the provisions of this Section 9(c)(ii) by delegation to a committee of the Board of matters otherwise requiring super-majority approval of the Board.
          (d) Financial Statements and Other Information. Until the initial closing of the IPO, the Company shall deliver the following information identified below to New Astoria, each holder of more than 15% of the New Astoria Registrable Securities as of any given date (upon request from each such holder) and each holder of the EBG Investor Registrable Securities as of any given date (upon request from each such holder):
          (i) as soon as available but in any event within 90 days after the end of each quarterly accounting period of the Company in each fiscal year of the Company beginning with the quarterly accounting period ending September 30, 2007, unaudited consolidated statements of income, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such fiscal quarter, and unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarterly period, setting forth in each case comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of footnote disclosures and to normal year-end adjustments); and
          (ii) as soon as available but in any event within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ended December 31, 2007, consolidated statements of income, changes in stockholders’ equity, and cash flows for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company’s annual budget and to the preceding fiscal year, all prepared in accordance with GAAP, and accompanied by (A) an opinion from an independent accounting firm of recognized national standing, and (B) when applicable, a copy of such firm’s annual management letter to the Company’s Board.
In addition, until the initial closing of the IPO, the Company shall deliver with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 9(d) may reasonably request.

          (e) Initial Public Offering. In the event that the Board and IPO Committee approve the IPO, each holder of Registrable Securities shall take all necessary or desirable actions in connection with the consummation of the IPO as reasonably requested by the IPO Committee and not inconsistent with this Agreement. In the event that the managing underwriters advise the Company in writing that in their opinion the capital stock structure would adversely affect the marketability of the offering, each holder of Registrable Securities shall consent to and vote for a recapitalization, reorganization and/or exchange of Common Stock into securities that the managing underwriters, the Board and the IPO Committee find acceptable, and each holder of Registrable Securities shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange as requested by the IPO Committee (including voting in favor of amendment to the Certificate of Incorporation); provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Certificate of Incorporation as in effect immediately prior to such IPO; provided further that, notwithstanding the immediately foregoing proviso, in no event shall a holder of Registrable Securities avoid the obligations of this Section 9(e) if the recapitalization, reorganization, exchange and/or amendment provided that upon consummation thereof all shares of Common Stock were to have one vote per share in matters submitted to the holders of Common Stock.
          (f) Inspection Rights. The Company shall permit, upon reasonable notice and during normal business hours, any representatives designated by New Astoria, each holder of more than 15% of the New Astoria Registrable Securities as of any given date and each holder of more than 15% of the EBG Investor Registrable Securities as of any given date, at such holder’s own expense, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any such Person to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Person. The rights of holders of EBG Investor Registrable Securities pursuant to this Section 9(f) shall terminate upon the initial closing of the IPO. Any holder of EBG Investor Registrable Securities shall have the right, during normal business hours, to inspect and make copies of the list of the names and addresses of the other holders of EBG Investor Registrable Securities to be maintained by the Company.
          (g) Confidentiality. To the extent that any such information made available to any holder of Registrable Securities would require disclosure under Regulation FD, such holder shall, as a condition to receiving any such information that is not otherwise publicly available, agree in writing to keep such information confidential and not disclose such information to any Person (i) unless such Person agrees to keep such information confidential or (ii) except as may be required by applicable law (including securities law). Each holder of Registrable Securities party to this Agreement shall be deemed by its execution hereof to have agreed to such confidentiality and non-disclosure obligation and thereby satisfied the condition referred to in this Section 9(g).
          (h) IPO Committee. Until the closing of the IPO, the Board shall establish a committee of the Board (the “IPO Committee”), which shall consist of two (2) directors that were designated for election by the Class B Majority Holders and two (2) Class A Directors (as defined in the Certificate of Incorporation). An act shall be approved by the IPO Committee only if such act is unanimously approved by all directors serving on such IPO Committee. The IPO Committee shall be responsible for preparation of the Company’s IPO, including selecting and working with underwriters and counsel and preparing and reviewing a registration statement. The IPO Committee shall be delegated responsibility for strategy regarding execution of the IPO, as well as timing and pricing of the IPO; provided that, subject to the final sentence of this
Section 9(h), the Board shall be responsible for ultimate approval of the IPO. Notwithstanding the foregoing, where holders of EBG Investor Registrable Securities exercise rights in accordance with this Agreement to cause the Company to complete the IPO, the holders of EBG Investor Registrable Securities shall, subject to the provisions of this Agreement, have primary responsibility for strategy regarding execution of IPO, as well as timing and pricing such IPO. In all cases, the IPO Committee will have primary responsibility for managing all other aspects of IPO, including marketing. The Company and its Board shall follow and act on the recommendations of the IPO Committee except where the Company’s Board concludes that to do so would be reasonably likely to cause a breach of its fiduciary duties.
          10. Board Representatives. Subject to the limitations set forth in this Section 10, the holders of a majority of New Astoria Registrable Securities shall have the right to designate up to the Applicable Number of representatives for election to the Board (individually a “Board Representative” and collectively the “Board Representatives”), which right, for the avoidance of doubt, shall not limit any other rights of the holders of New Astoria Registrable Securities under the Certificate of Incorporation. The terms and conditions governing the election, term of office, filling of vacancies and other features of such directorships shall be as follows:
          (a) Interim Appointment of Directors. From and after the initial closing of the IPO (the “Beginning Date”) until the Expiration Date, the holders of a majority of the New Astoria Registrable Securities may nominate up to the Applicable Number of Board Representatives to be elected to the Board. Subject only to such actions not being in violation of the fiduciary duties of members of the Board to the Company, the Company shall take all action necessary such that the number of directors on the Board shall (if necessary) be increased by the Applicable Number and such vacancies shall be filled by the designees of the holders of a majority of New Astoria Registrable Securities effective as of the day following the Beginning Date (or, if later, the date that the holders of a majority of New Astoria Registrable Securities determines to appoint such Board Representative); provided that if the Company avoids its obligations under this sentence or this Section 10(a) because it deems such nomination to be in violation of fiduciary duties of members of the Board, the holders of New Astoria Registrable Securities shall be entitled to appoint an alternative nominee to be a Board Representative. Each Board Representative appointed pursuant to this Section 10(a) shall continue to hold office until such Board Representative’s term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in this Section 10.
          (b) Continuing Designation of Board Representatives. On and prior to the Expiration Date, in connection with the expiration of the term of any Board Representative, the Company shall, subject to the provisions of Section 10(c) and subject only to such nomination not being in violation of the fiduciary duties of members of the Board, nominate the Board Representative(s) designated by the holders of a majority of New Astoria Registrable Securities for election to the Board by the holders of voting capital stock and solicit proxies from the Company’s stockholders in favor of the election of such Board Representative(s); provided that if the Company avoids its obligations under this sentence or this Section 10(b) because it deems such nomination to be in violation of fiduciary duties of members of the Board, the holders of New Astoria Registrable Securities shall be entitled to appoint an alternative nominee to be a Board Representative. Subject to the provisions of Section 10(c), the Company shall use reasonable best efforts to cause such Board Representative(s) to be elected to the Board (including voting all unrestricted proxies in favor of the election of such Board Representative(s) and including recommending approval of such Board Representative(s)’ appointment to the Board as provided for in the Company’s proxy statement) and shall not take any action which would diminish the prospects of such Board Representative(s) being elected to the Board.
          (c) Termination of Board Representative Designation Rights. The right of holders of a majority of New Astoria Registrable Securities to designate a Board Representative pursuant to this Section 10 shall terminate on the Expiration Date. If the rights of holders of a majority of New Astoria

Registrable Securities to designate a Board Representative cease under the immediately preceding sentence, then the Company may use reasonable best efforts to effect the removal of such director.
          (d) Resignation; Removal; and Vacancies.
          (i) Resignation. An elected Board Representative may resign from the Board at any time by giving written notice to the Company at its principal executive office. The resignation is effective without acceptance when the notice is given to the Company, unless a later effective time is specified in the notice.
          (ii) Removal. So long as the holders of a majority of New Astoria Registrable Securities retain the right to designate a director pursuant to Section 10(b), the Company shall use reasonable best efforts to remove any Board Representative only if so directed in writing by the holders of a majority of New Astoria Registrable Securities.
          (iii) Vacancies. In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of the Board Representative designated by the holders of a majority of New Astoria Registrable Securities, then the Company shall use reasonable best efforts to fill such vacancy with a representative designated by the holders of a majority of the New Astoria Registrable Securities as provided hereunder, in either case to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by such holders, will be elected to the Board in the manner set forth in the Company’s Bylaws). If the holders of New Astoria Registrable Securities fail or decline to fill the vacancy, then the directorship shall remain open until such time as the holders of a majority of New Astoria Registrable Securities elect to fill it with a representative designated hereunder. During any such period that the holders of New Astoria Registrable Securities, as the case may be, are entitled to, but have failed or declined to, designate a Board Representative, the holders of a majority of New Astoria Registrable Securities shall have the right to designate one representative to attend all Board meetings as a non-voting observer. The observer shall be entitled to notice of all Board meetings in the manner that notice is provided to members of the Board, shall be entitled to receive all materials provided to members of the Board, shall be entitled to attend (whether in person, by telephone, or otherwise) all meetings of the Board as a non-voting observer, and shall be entitled to fees and expenses paid to Board Representatives pursuant to Section 10(e).
          (e) Fees & Expenses. Board Representatives shall be entitled to fees, other compensation and reimbursement of expenses paid to Board members who are not employees of the Company or its Subsidiaries.
          (f) Subsidiary Boards; Committees. Subject to applicable law, at the request of New Astoria, the Company shall use reasonable best efforts to cause the Board Representative(s) to have proportional representation (relative to their percentage on the whole Board) on the Board (or similar governing body) of each Subsidiary of the Company (each, a “Sub Board”) and each committee of the Board and each Sub Board.
          (g) Reporting Information. With respect to each Board Representative designated pursuant to the provisions of this Section 10, the holders of New Astoria Registrable Securities shall cause the Board Representative to provide to the Company with all necessary assistance and information related to such Board Representative that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies or otherwise, including such Person’s written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

          11. Definitions.
          “Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified.
          “Applicable Number” means such number of directors of the Company which, as a percentage of all directors of the Company, most closely approximates (but is not less than) the percentage of voting power represented by the shares of capital stock of the Company held by New Astoria and, after any distribution of capital stock of the Company to its equityholders, such equityholders, their Affiliates and Family Group.
          “Board” means (i) in the case of a Person that is a limited liability company, the managers authorized to act therefor (or, if the limited liability company has no managers, the members), (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, (iii) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner (or, if the general partner is itself a limited partnership, the board of directors of such general partner’s corporate general partner) and (iv) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person; provided that, in each case, the “Board” shall be deemed to include any duly authorized committee thereof that is authorized to take the action in question.
          “Certificate of Incorporation” means the Company’s Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (as amended or amended and restated from time to time).
          “Class A Common” means the Company’s Class A Common Stock, par value $0.00001 per share.
          “Class B Common” means the Company’s Class B Common Stock, par value $0.00001 per share.
          “Class B Majority Holders” has the meaning given to such term in the Certificate of Incorporation.
          “Closing Date” has the meaning given to such term in the Merger Agreement.
          “Common Stock” means, collectively, the Class A Common, the Class B Common and any other class of capital stock of the Company designated as common stock.
          “EBG Investor Registrable Securities” means (i) any Common Stock held by any EBG Investor or any of its direct or indirect partners, members, stockholders, unitholders or other equityholders, including after distribution or other transfer by any such EBG Investor to such direct or indirect partners, members, stockholders, unitholders or other equityholders, and (ii) any securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation, exchange, conversion or other reorganization, including a recapitalization or exchange.
          “Event of Force Majeure” means any act of God; war, act of war, riot, insurrection, blockade, embargo, sabotage, terrorism, act of the public enemy; epidemic, explosion, fire, hurricane,

tornado, earthquake, flood or other severe weather or natural disaster; strike, lockout or other labor dispute, disruption or slowdown; transportation disruption, fuel supply disruption, electric transmission disruptions; breakdown, damage to or loss of necessary equipment or facilities, shortage of equipment or part; action of any governmental authority or system operator; change within the markets in which the Company or any of its Affiliates operate or transact; or any other event of like kind or different nature, in each case, that, individually or together with other acts or events herein specified, materially adversely affects the Company’s ability to consummate the IPO; provided no event shall be deemed an Event of Force Majeure unless it occurs prior to the Trigger Date and is outside of the Company’s reasonable control.
          “Exempt Astoria Transfer” means a Transfer (i) by an Initial New Astoria Institutional Member to one or more of its Affiliates (other than Transfers to an independent portfolio company of an Initial New Astoria Institutional Member or one of its Affiliates (with it being understood that any portfolio company of an Initial New Astoria Institutional Member or one of its Affiliates formed for the purpose of facilitating a recapitalization or reorganization of the Company or any of its Subsidiaries shall not be deemed an independent portfolio company)), provided that the transferee agrees to execute a counterpart to this Agreement, thereby agreeing to be bound the terms hereof, (ii) to the members or partners of New Astoria or any Initial New Astoria Institutional Member in connection with a pro rata distribution to all members or partners in accordance with the terms of such Person’s organizational documents or to any officers or directors of New Astoria or among the Family Group of any such Person, in each case provided that the transferee agrees to execute a counterpart to this Agreement, thereby agreeing to be bound the terms hereof, (iii) of Common Stock held by any Initial New Astoria Institutional Member and its Affiliates on the Closing Date (after giving effect to the transactions contemplated by the Merger Agreement to occur on the Closing Date) representing up to 10% of the Common Stock issued to such holders as of the Closing Date (after giving effect to the transactions contemplated by the Merger Agreement to occur on the Closing Date); provided that, for purposes of calculating whether the 10% threshold has been reached, all prior transfers by such Initial New Astoria Institutional Member and its Transferees pursuant to clause (iii) of the definition of “Exempt Transfers” shall be taken into account, (iv) in connection with or after the IPO, (v) to the Company or any of its Subsidiaries, (vi) pursuant to a merger or consolidation in which the Company or any of its Subsidiaries is party or (vii) pursuant to an Approved Sale where the holder is complying with its obligations under Section 9(b) hereof.
          “Exempt Transfer” means a Transfer (i) by New Astoria to one or more of its Affiliates (other than Transfers to an independent portfolio company of an Initial New Astoria Institutional Member or one of its Affiliates (with it being understood that any portfolio company of an Initial New Astoria Institutional Member or one of its Affiliates formed for the purpose of facilitating a recapitalization or reorganization of the Company or any of its Subsidiaries shall not be deemed an independent portfolio company)), provided that the transferee agrees to execute a counterpart to this Agreement, thereby agreeing to be bound the terms hereof, (ii) to the members or partners of New Astoria or any Initial New Astoria Institutional Member in connection with a pro rata distribution to all members or partners in accordance with the terms of such Person’s organizational documents or to any officers or directors of New Astoria or among the Family Group of any such Person, in each case provided that the transferee agrees to execute a counterpart to this Agreement, thereby agreeing to be bound the terms hereof, (iii) of Common Stock held by New Astoria and its Affiliates on the Closing Date (after giving effect to the transactions contemplated by the Merger Agreement to occur on the Closing Date) representing up to 10% of the Common Stock issued to such holders as of the Closing Date (after giving effect to the transactions contemplated by the Merger Agreement to occur on the Closing Date); provided that, for purposes of calculating whether the 10% threshold has been reached, all prior transfers by any Initial New Astoria Institutional Members and their Transferees pursuant to clause (iii) of the definition of “Exempt Astoria Transfers” shall be taken into account, (iv) in connection with or after the IPO, (v) to the

Company or any of its Subsidiaries, (vi) pursuant to a merger or consolidation in which the Company or any of its Subsidiaries is party or (vii) pursuant to an Approved Sale where the holder is complying with its obligations under Section 9(b) hereof.
          “Expiration Date” means the first date that the aggregate voting power of capital stock of the Company owned by New Astoria, its direct and indirect equityholders and their respective Affiliates represents less than 7.5% of the voting power of all capital stock of the Company.
          “Family Group” means a Person’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the Person and/or the Person’s spouse and/or descendants.
          “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.
          “GAAP” means U.S. generally accepted accounting principles, consistently applied.
          “Independent Third Party” means any Person who. immediately prior to the contemplated transaction does not own directly or indirectly in excess of 5% of the Company’s voting capital stock on a fully-diluted basis (a “Non-Independent Owner”), who does not control, is not controlled by or under common control with any such Non-Independent Owner and who is not the spouse or descendent (by birth or adoption) of any such Non-Independent Owner or a trust for the benefit of such Non-Independent Owner and/or such other Persons.
          “Initial New Astoria Institutional Members” means MDCP IV and Hunt Generation Investments & Transmission Services, L.P.
          “Initial New Astoria Management Members” means all members of New Astoria other than MDCP IV and Hunt Generation Investments & Transmission Services, L.P.
          “IPO” means the Company’s initial registered public offering of its Common Stock under the Securities Act, underwritten by an underwriter of recognized national standing.
          “MDCP IV” means Madison Dearborn Capital Partners IV, L.P.
          “New Astoria Majority Holders” means, at any time, the holders of a majority of the New Astoria Registrable Securities.
          “New Astoria Registrable Securities” means (i) any Common Stock held by New Astoria or any of its direct or indirect partners, members, stockholders, unitholders or other equityholders, including after distribution or other transfer by New Astoria to such direct or indirect partners, members, stockholders, unitholders or other equityholders and (ii) any securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation, exchange, conversion or other reorganization, including a recapitalization or exchange.
          “Other Registrable Securities” means (i) any Common Stock held by any Other Investor or any of its direct or indirect partners, members, stockholders, unitholders or other equityholders, including after distribution or other transfer by any such Other Investor to such direct or indirect partners, members, stockholders, unitholders or other equityholders, and (ii) any securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation, exchange, conversion or other reorganization, including a recapitalization or exchange.
          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
          “Registrable Securities” means EBG Investor Registrable Securities, New Astoria Registrable Securities and Other Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be EBG Investor Registrable Securities, New Astoria Registrable Securities and Other Registrable Securities, as applicable, when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided that such right must be converted or exercised and the Registrable Securities acquired not later than immediately prior to the initial closing of an offering in which the Registrable Securities issuable upon exchange or conversion of such rights are to be included (although such conversion or exercise may be conditioned upon the occurrence of such closing). For all purposes hereof, Registrable Securities issuable upon exercise of the Warrants shall be deemed “EBG Investor Registrable Securities.”
          “Related Person” means, with respect to a particular holder of Registrable Securities, each Affiliate thereof, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, Affiliates and shareholders, and each other Person, if any, who controls such holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act).
          “Rule 144A Information” means such information in respect of the Company as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).
          “Sale of the Company” means the sale of the Company (however structured) to an Independent Third Party or group of Independent Third Parties acting in concert pursuant to which such party or parties acquire (i) equity securities of the Company that, directly or indirectly through one or more intermediaries, have more than 50% of the ordinary voting power then outstanding to elect a majority of the Company’s board of directors or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale or transfer of the Company’s or any Subsidiary’s equity securities, sale or transfer of the Company’s consolidated assets, or other reorganization).
          “Stockholder Shares” means (i) any Common Stock of the Company, (ii) any capital stock or other equity securities issued or issuable directly or indirectly with respect to any Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of capital stock of the Company.
          “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.
          “Transfer” means a sale, assignment or other transfer or disposition.
          “Warrants” means all outstanding warrants covering the purchase of membership interests of EBG Holdings LLC.
          12. Miscellaneous.
          (a) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by facsimile or electronic transmission), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.
          (b) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
          (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Notwithstanding the foregoing, without limiting the obligations of any holder of Registrable Securities under this Agreement, (i) in no event shall any holder of Registrable Securities have a claim against any other holder of Registrable Securities for taking any action or making any demand or failing to take an action or make a demand that requires the consent of or that would be taken at the request of other holders of Registrable Securities, (ii) no holder of Registrable Securities shall have a cause of action or claim against the Company for breach of this Agreement unless such action or claim is brought by the New Astoria Majority Holders or the holders of a majority of the EBG Investor Registrable Securities (in the case of a claim for damages or at law) or 25% of the EBG Investor Registrable Securities (in the case of a claim for injunctive or equitable relief), respectively, then outstanding (unless this Agreement expressly requires a lesser percentage of such holders as a class to agree to take an action, in which case such lesser percentage shall have the right to bring such claim or cause of action) or (iii) in the event that such provision of this Agreement deals with rights specifically granted to a particular holder or Person (as opposed to a group of holders or a class of holders), by such particular holder or Person. In no event shall holders of EBG Investor Registrable Securities have any claim or cause of action for breach of, or any right to require performance of, the Company’s obligations to cause an IPO to occur if (x) the Company has not obtained financial statements with respect to periods prior to the Closing Date that comply with Regulation S-X and that are required to be included in the registration statement for the IPO (so long as the Company has used it reasonable best efforts to obtain such financial statements), (y) the accountants for the Company (and its predecessor) and its Subsidiaries for periods prior to the Closing do not provide a comfort letter or consent to inclusion of their financial statements in the registration statement for the IPO (so long as the Company has used it reasonable best efforts to obtain such financial statements) or (z) any holder of EBG Investor Registrable Securities materially breaches its obligations hereunder and such breach is a material factor in the Company’s breach of its obligations.
          (d) Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the holders of Registrable Securities unless such modification, amendment or waiver is approved in writing by (i) the Company and (ii) the holders of at least 75% of the Registrable Securities then in existence; provided that no such amendment or action which materially adversely affects any one holder of Registrable Securities, as such, vis-a-vis the other holders of Registrable Securities, as such, shall be effective against such holder without the prior written consent of such holder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
          (e) Additional Parties. Except as otherwise described below, the governing body of the Company shall be entitled, but not obligated, to allow any purchaser of Common Stock from the Company (or securities or rights convertible or exercisable into Common Stock) other than a Transferee of New Astoria Registrable Securities or EBG Investor Registrable Securities (which Transferees shall become holders of New Astoria Registrable Securities or EBG Investor Registrable Securities, as applicable, and such Transferees shall be required to execute a counterpart to this Agreement and become a party hereto as a condition to such Transferee’s receipt of such securities), of the same type and class as the New Astoria Registrable Securities and the EBG Investor Registrable Securities, to execute a counterpart to this Agreement and become a party hereto (each, an “Other Investor”), in which case the Common Stock issued or issuable to any such Other Investor shall, except if such Other Investor holds securities that meet the definition of “New Astoria Registrable Securities” or “EBG Investor Registrable Securities” be deemed “Other Registrable Securities” for purposes of this Agreement. Except as set forth in this Section 10(e), the Company will not grant to any other Persons any registration rights without the prior written consent of holders of 75% of the Registrable Securities then outstanding.
          (f) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the purchasers or holders of any type of Registrable Securities are, except as otherwise described herein, also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities. Notwithstanding the foregoing, in order to obtain the benefit of this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, thereby agreeing to be bound the terms hereof.
          (g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
          (h) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.
          (i) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to holder of Registrable Securities at the address indicated on the books and records of the Company and to the Company at its principal executive office (to the attention of the Company’s president) or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
          (j) Withdrawal. At any time following the IPO Holdback Period, a holder of Registrable Securities (that together with its Affiliates) holds less than 5% of the Company’s Common Stock on a fully-diluted basis and is not otherwise an officer, director or employee of the Company may, upon written notice to the Company, withdraw as a holder of Registrable Securities hereunder and, upon the receipt by the Company of such notice, no longer be bound by any of the rights or obligations set forth herein (other than those set forth in Section 6 hereof, which provisions shall continue to apply).
          (k) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.
          (l) References to Equity Securities. Whenever there is a reference to any series, class or type of equity securities (e.g., Class A Common and Class B Common), such reference shall (including for purposes of the definition of Common Stock) include a reference to any equity securities issued to the holder thereof in respect of such securities in any merger, consolidation, recapitalization, restructuring, exchange, conversion, stock spilt, stock combination or other transaction.
          (m) Termination. The rights and obligations of the parties hereunder shall automatically and without further action on the part of any party hereto terminate on the earlier of (i) the date that all holders of Registrable Securities, together with their Affiliates, are entitled to sell Common Stock of the Company pursuant to Rule 144 without limitation under applicable law and (ii) the date on which no party hereto owns Registrable Securities; provided that no such termination shall limit the liability of any party hereto for breach arising prior to such termination or any obligations under any lock-up then in effect or with respect to a registration then in process.
          (n) Certain Acknowledgments. By execution and delivery of this Agreement, each holder of Stockholder Shares covenants and agrees that such holder and such holder’s Stockholder Shares are subject to, and such holder hereby consents to and shall comply with and be bound by the restrictions on transfer and ownership set forth in, Article 5 of the Company’s Certificate of Incorporation.
* * * * *

          IN WITNESS WHEREOF, the undersigned have executed this Investor Rights Agreement as of the date first written above.

COMPANY:

US POWER GENERATING COMPANY

By:	/s/ Mark Sudbey

Name:	Mark Sudbey
Title:	President & COO
Signature Page to Investor Rights Agreement

NEW ASTORIA:

NEW ASTORIA GENERATING COMPANY HOLDINGS, L.L.C.

By:	/s/ Mark Sudbey

Name:	Mark Sudbey
Title:	President & COO
Signature Page to Investor Rights Agreement

NEW ASTORIA MEMBERS:

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:	Madison Dearborn Partners IV, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, L.L.C.
Its:	General Partner

By:	/s/ Patrick Eilers

Name:	Patrick Eilers
Title:	Director
Signature Page to Investor Rights Agreement

HUNT GENERATION INVESTMENTS, L.P.

By:	HGI GP, L.L.C.
Its:	General Partner

By:	/s/ W. Kirk Baker

Name:	W. Kirk Baker
Title:	Senior VP
Signature Page to Investor Rights Agreement

/s/ Stanley Shuman

Stanley Shuman
Signature Page to Investor Rights Agreement

JACOB WORENKLEIN AND CINDY WORENKLEIN, AS TENANTS BY THE ENTIRETY

By:	/s/ Jacob Worenklein

Name:	Jacob Worenklein

By:	/s/ Cindy Worenklein

Name:	Cindy Worenklein
Signature Page to Investor Rights Agreement

/s/ Jacob Worenklein

Jacob Worenklein
Signature Page to Investor Rights Agreement

WORENKLEIN 2007 LLC

By:	/s/ Jacob Worenklein

Name:
Title:
Signature Page to Investor Rights Agreement

/s/ Jeff Hunter
Jeff Hunter
Signature Page to Investor Rights Agreement

/s/ Mark Sudbey
Mark Sudbey
Signature Page to Investor Rights Agreement

/s/ Ian Nutt
Ian Nutt
Signature Page to Investor Rights Agreement

/s/ Craig Hart
Craig Hart
Signature Page to Investor Rights Agreement

/s/ Adam Allen
Adam Allen
Signature Page to Investor Rights Agreement

/s/ Robert Skladony
Robert Skladony
Signature Page to Investor Rights Agreement

/s/ Belinda Foxworth
Belinda Foxworth
Signature Page to Investor Rights Agreement

/s/ Liam Baker
Liam Baker
Signature Page to Investor Rights Agreement

/s/ David White
David White
Signature Page to Investor Rights Agreement

/s/ Wesley Kern

Wesley Kern
Signature Page to Investor Rights Agreement

EBG INVESTORS:
See attached signature pages to Consents and
Letters of Transmittal
Signature Page to Investor Rights Agreement